Second Quarter 2026 Earnings Supplemental August 6, 2026

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Company Overview

An internally managed commercial real estate finance company operating as a REIT, focused on originating and investing in floating-rate, first mortgage loans secured by institutional-quality transitional properties. Conservatively managed balance sheet with a granular investment portfolio and a well-balanced funding profile

INVESTMENT PORTFOLIO

$1.5 billion[1]
Total Loan Portfolio Commitments Across 38 Loan Investments

100% Loans
100% Senior Loans
97% Floating Rate

66.1%
Weighted Average Stabilized LTV at Origination

$36.7 million
Average Unpaid Principal Balance

$165.8 million allowance for credit losses, or 11.4% of portfolio commitments, of which 78%, or $130.2 million, is allocated to specific CECL reserves

CAPITALIZATION

$1.6 billion
Total Financing Capacity with $1.0 billion Outstanding

~67%
Non-Mark-to-Market Borrowings

1.9x
Total Leverage Ratio

$58.5 million
Unrestricted Cash Balance;
Held $90.7 million in REO[4][5]

$1.6 billion financing capacity with $1.0 billion outstanding, including $0.4 billion across four facilities and $0.5 billion in non-recourse and non-mark-to-market borrowings from two CLOs

Q2'26 SUMMARY RESULTS

$(1.29)
GAAP Net (Loss)[2] per Basic Wtd. Avg. Common Share

$(0.79)
Distributable Earnings (Loss)[3] per Basic Wtd. Avg. Common Share

13.3%
Annualized Dividend Yield[6]
$0.05
Dividend per Share

$(0.10)
Distributable Earnings (Loss)[3] Before Realized Gains and Losses per Basic Wtd. Avg. Common Share

$5.70
Book Value per Common Share

3

FINANCIAL SUMMARY ▪ GAAP Net (Loss) attributable to common stockholders of $(62.0) million, or $(1.29) per basic weighted average common share ▪ Distributable Earnings (Loss)(3) of $(37.7) million, or $(0.79) per basic weighted average common share ▪ Distributable Earnings (Loss) Before Realized Gains and Losses(3) of $(4.9) million, or $(0.10) per basic weighted average common share PORTFOLIO ACTIVITY ▪ Net loan portfolio activity of $(121.8) million in unpaid principal balance ◦ $(129.8) million in loan repayments, paydowns, resolutions and amortization, including one resolution of a $(76.0) million loan secured by a retail property with a previous office component located in Chicago, IL, one full repayment of a $(37.5) million loan secured by an office property in Richmond, VA, and one partial repayment of $(11.7) million of a loan secured by an office property in Los Angeles, CA ◦ $8.0 million in fundings PORTFOLIO OVERVIEW ▪ Loan portfolio of $1.5 billion(1) in total loan commitments across 38 loans ▪ Total CECL reserve of $165.8 million, or 11.4% of total loan portfolio commitments ▪ Weighted average loan portfolio risk rating of 3.2 ▪ Held two REO assets with an aggregate carrying value of $90.7 million(4)(5) CAPITALIZATION & LIQUIDITY ▪ Extended the maturity date of the Citibank and Morgan Stanley financing facilities to April 2027 and June 2027, respectively ▪ Extended the maturity date of the secured credit facility to December 2027 ◦ Reduced financing spread by 25 bps and will further reduce borrowings by $12.0 million over the next few quarters ▪ Unrestricted cash of $58.5 million and Total Leverage Ratio of 1.9x Q2 2026 Summary Results 4

SUBSEQUENT EVENTS ▪ So far in Q3’26, funded about $1.6 million on existing loan commitments ▪ In July, the Company refinanced the assets in our two legacy CLOs, GPMT 2021-FL3 and GPMT 2021-FL4, by extending and upsizing the JPMorgan financing facility. As of June 30, the two CLOs had a total outstanding balance of $521 million with a weighted average cost of S+2.38%, and the refinance resulted in lowering the weighted average cost by 38 basis points to S+2.00%. The JPMorgan financing facility has a total outstanding balance of approximately $651 million, a weighted average cost of S+2.17%, and a 2-year term with three 1-year term extension options ▪ As of August 3, 2026, carried approximately $35.7 million in unrestricted cash Post-Q2 2026 Business Update 5

Summary Income Statement ($ in millions, except per share data) (Unaudited) Net Interest Income $4.8 Provision for Credit Losses $(47.0) Revenue / (Expenses) from REO Operations, net $(1.8) Impairment Loss on Real Estate Owned $(6.1) Operating Expenses $(8.3) Dividends on Preferred Stock $(3.6) GAAP Net (loss) attributable to common stockholders $(62.0) Net (loss) Per Basic Wtd. Avg. Common Share $(1.29) Net (loss) Per Diluted Wtd. Avg. Common Share $(1.29) Common Dividend Per Share $0.05 Series A Preferred Dividend Per Share $0.4375 Basic Wtd. Avg. Common Shares 47,999,208 Diluted Wtd. Avg. Common Shares 47,999,208 Q2 2026 Financial Summary 6 Summary Balance Sheet ($ in millions, except per share data, reflects carrying values) (Unaudited) Cash $58.5 Restricted Cash $49.0 Loans Held-for-Investment, net $1,225.9 Real Estate Owned, Held-for-Investment, net(4) $35.8 Real Estate Owned, Held-for-Sale, net(5) $54.9 Repurchase Facilities $313.7 Securitized (CLO) Debt $521.6 Secured Credit Facility $71.8 Participations Sold $28.3 Mortgage Loan Payable $17.6 Preferred Equity $205.7 Common Equity(7) $274.5 Total Stockholders’ Equity $480.3 Common Shares Outstanding 48,198,166 Book Value Per Common Share $5.70

$5.83 $5.76 $5.71 $5.70 $7.05 $5.70 3/31/2026 GAAP Net (Loss) Series A Preferred Dividend Declaration Common Stock Dividend Declaration Equity Compensation, Net 6/30/2026 Q2 2026 Earnings and Book Value Per Share ▪ GAAP Net (Loss) attributable to common stockholders of $(62.0) million, or $(1.29) per basic weighted average common share ▪ Book value per share of common stock at June 30, 2026, was $5.70, inclusive of $(3.44) per basic common share of total CECL reserve 7 BOOK VALUE PER COMMON SHARE OUTSTANDING ROLLFORWARD Represents $(1.29) GAAP Net (Loss) per basic common share $(1.22) $(0.07) $(0.05) $(0.01)

Loan Investment Portfolio Credit Overview 8 CECL RESERVE BY QUARTER ($ in mi l l i ons ) CECL RESERVE AS % OF COMMITMENTS BY QUARTER STABILIZED LTV AT ORIGINATION RISK RATINGS Weighted average portfolio risk rating of 3.2 $155.1 $133.6 $148.4 $148.5 $165.8 $57.5 $47.2 $44.0 $28.9 $35.7 $97.5 $86.5 $104.5 $119.6 $130.2 General Specific 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 8.1% 7.4% 8.4% 9.4% 11.4% 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 19.6% 25.3% 26.2% 21.0% 7.9% <60% 60-65% 65-70% 70-75% 75-80% 7.6% 15.0% 43.5% 15.7% 18.2% 1 2 3 4 5

3/31/2026 6/30/2026 Q2 2026 Loan Investment Portfolio Activity ▪ Net loan portfolio activity of $(121.8) million in unpaid principal balance, attributed to loan repayments, sales and amortization, of $(129.8) million, partially offset by increases of $8.0 million from fundings 9 UNPAID PR INCIPAL BALANCE ROLLFORWARD (8) ($ in mi l l i ons ) Unpaid Principal Balance $1,514.9 40 loans Repayments $(53.8) Fundings $8.0 Unpaid Principal Balance $1,393.1 38 loans Unfunded Commitments $68.0 Unfunded Commitments $57.2 Resolutions $(76.0)

Loan Investment Portfolio Overview 10 Well-diversified and granular portfolio comprised of senior loans with a weighted average stabilized LTV at origination of 66.1% Total Loan Commitments $1.5 billion Unpaid Principal Balance $1.4 billion Number of Loans 38 Average UPB ~ $36.7 million Realized Loan Portfolio Yield(9) 6.0% Weighted Average Stabilized LTV at Origination 66.1% Weighted Average Fully-Extended Remaining Term(10) 0.7 years KEY LOAN PORTFOLIO STATISTICS PROPERTY TYPE(11)(12) REGION(12) Office, 48.6% Multifamily, 30.6% Industrial, 9.3% Hotel, 6.9% Retail, 1.2% Other, 3.4% Northeast, 28.0% Southwest, 26.9% Southeast, 26.7% West, 9.6% Midwest, 8.8%

▪ Five loans risk rated “5” with an aggregate unpaid principal balance of $252.9 million ▪ Actively pursuing resolution options, which may include a property sale by the borrower, a note sale, a foreclosure/deed-in- lieu and/or a loan restructuring ▪ Specific CECL reserves on loans risk rated “5” of approximately 47.4% of unpaid principal balance Overview of Risk-Rated “5” Loans 11 Minneapolis, MN Office(13) Tempe, AZ Hotel(14) Stockbridge, GA Multifamily(15) New Haven, CT Hotel(16) San Diego, CA Office(17) Loan Structure Senior floating-rate Senior floating-rate Senior floating-rate Senior floating-rate Senior floating-rate Origination Date August 2019 January 2018 July 2022 October 2018 December 2023 Collateral Property 409,000 sq. ft. office 186-key hotel with retail 284 unit multifamily 72-key hotel 384,397 sq. ft. office Total Commitment $93 million $30 million $53 million $15 million $65 million Current UPB $93 million $27 million $52 million $15 million $65 million Cash Coupon* S+2.8% S+5.2% S+2.8% S+6.2% S+5.5% * Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans

$1,723 $1,404 $1,195 $1,004 $748 $711 2021 2022 2023 2024 2025 Q2’26 Office Loan Portfolio Overview 12 ▪ Since 2021, reduced the office exposure by $(1.0) billion, or about 59%, primarily through repayments, paydowns and proactive loan resolutions ▪ Granular office portfolio across 13 MSAs and 11 States ▪ 53% CBD locations, 47% suburban locations ▪ 34% Top 5 markets, 66% secondary markets ▪ Average unpaid principal balance $37.4 million ▪ Weighted average Stabilized LTV at Origination of 67.0% ▪ 5-rated office exposure in Minneapolis and San Diego ▪ No office exposure in Washington DC, Downtown LA, San Francisco Bay Area, Chicago, Portland or Seattle OFFICE PORTFOLIO BY REGION(11)(12) REDUCTION IN OFFICE EXPOSURE(11) ($ in millions, reflects UPB) 59% Southeast, 32.5% Northeast, 29.7% West, 15.8% Southwest, 12.3% Midwest, 9.7%

▪ Property: 140,000 square foot, Class “A” office building with ground floor retail space and a 499-space parking garage ▪ Carrying Value(5): $54.9 million ▪ Strategy: Improve operating performance and expected sale in late 2026 Real Estate Owned 13 Miami Beach, FL Maynard, MA ▪ Property: 1,050,000 square foot, “brick and beam” office campus with 130 self storage units, 13 buildings, situated on 53 acres ▪ Carrying Value(4): $35.8 million ▪ Strategy: Improve operating performance and evaluate for eventual sale

Funding Mix and Capitalization Highlights

WELL-BALANCED CAPITAL STRUCTURE WITH MODERATE LEVERAGE

FINANCING SUMMARY ($ in millions)

($ in millions)	Total Capacity	Outstanding Balance	Weighted Average Cost	Advance Rate
Repurchase Facilities	$ 925	$ 314	S+2.42%	53.8 %
Secured Credit Facility	$ 100	$ 72	S+5.50%	48.8 %
Mortgage Loan Payable		$ 18	S+3.05%	51.8 %
Loan Participations Sold		$ 31	S+5.67%	n/m[18]
CLO-3 (GPMT 2021-FL3)		$ 203	S+2.98%	72.7 %
CLO-4 (GPMT 2021-FL4)		$ 318	S+1.99%	76.5 %
Total Borrowings		**$ 956**		
Preferred Equity		$ 206		
Common Equity[7]		$ 275		
Total Stockholders' Equity		**$ 480**		

- Generally, seek to match fund assets and liabilities to minimize interest-rate risk and duration
- Proven access to diverse sources of public and private equity and debt capital at the corporate and asset level
- Aim to maintain ample liquidity across market cycles; $58.5 million of unrestricted cash

LEVERAGE RATIOS



1.9
0.7
6/30/2026
Recourse Leverage
Total Leverage

FUNDING MIX



Mortgage Payable
Participations Sold
Secured Credit Facility
Repurchase Facilities
CLOs

14

Endnotes

Endnotes 16 1) Includes maximum loan commitments. Unpaid loan principal balance of $1.4 billion 2) Represents Net (loss) attributable to common stockholders 3) Non-GAAP measure. See slide 23 in the Appendix for a reconciliation to financial results prepared in accordance with GAAP 4) Includes $5.8 million in other assets, net of other liabilities related to leases 5) Includes $7.3 million in real estate owned liabilities, held-for-sale 6) Represents an annualized dividend yield based on a closing price of $1.50 on June 30, 2026 7) See slide 23 in the Appendix for reconciliation of Common Stockholders’ Equity 8) Does not include unamortized premiums, unamortized net deferred origination fees and allowance for credit losses which, when included with the unpaid principal balances, represents the GAAP carrying value of the loans held-for-investment in the balance sheet. The GAAP carrying value as of March 31, 2026, was $1.4 billion and as of June 30, 2026, was $1.2 billion. The GAAP carrying value does not include accrued interest receivables, exit fee receivables and other receivables, which are reflected separately in the balance sheet. Unfunded commitments are not included in the unpaid principal balance or GAAP carrying value 9) Includes nonaccrual loans and other investments 10) Assumes all extension options are exercised and excludes three loans that have passed their maturity date and are not eligible for extension, if applicable 11) Mixed-use properties represented based on allocated loan amounts 12) Percentages are based off of carrying value 13) Loan was placed on nonaccrual status in Q3 2022 14) Loan was placed on nonaccrual status in Q3 2025 15) Loan was placed on nonaccrual status in Q4 2025 16) Loan was placed on nonaccrual status in Q1 2026 17) Loan was placed on nonaccrual status in Q2 2026 18) Not meaningful due to 100% loan participations outside of CLO were sold

Appendix

* Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans ** All-in yield at origination includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent. Weighted average yield excludes fixed rate loans *** Includes maximum commitments and outstanding balances related to other investments of $20.4 million and $12.7 million, respectively Summary of Investment Portfolio 18 ($ in millions) Maximum Loan Commitment Principal Balance Carrying Value Cash Coupon* All-in Yield at Origination** Original Term (Years) Initial LTV at Origination Stabilized LTV at Origination Senior Loans*** $1,450.3 $1,393.1 $1,225.9 S+3.59% S+3.91% 3.0 69.5% 66.1% Total Weighted/Average $1,450.3 $1,393.1 $1,225.9 S+3.59% S+3.91% 3.0 69.5% 66.1%

Loan Investment Portfolio

($ in millions)	Type	Origination Date	Maximum Loan Commitment	Principal Balance	Carrying Value	Cash Coupon*	All-in Yield at Origination**	Original Term (Years)	State	Property Type	Initial LTV at Origination	Stabilized LTV at Origination
Asset 1	Senior	10/19	$95.1	$91.7	$91.7	S+2.60%	S+3.05%	3.0	TN	Office	70.2 %	74.2 %
Asset 2	Senior	08/19	93.1	93.1	93.2	S+2.80%	S+3.26%	3.0	MN	Office	73.1 %	71.2 %
Asset 3	Senior	12/19	79.0	74.7	74.7	S+3.24%	S+3.28%	3.0	NY	Office	68.8 %	59.3 %
Asset 4	Senior	12/18	78.1	73.1	73.0	S+4.70%	S+3.44%	3.0	TX	Office	68.5 %	66.7 %
Asset 5	Senior	06/19	76.7	76.5	76.3	S+3.29%	S+3.05%	3.0	TX	Mixed-Use	71.7 %	72.2 %
Asset 6	Senior	12/23	64.8	64.8	64.7	S+5.50%	S+5.65%	2.0	CA	Office	80.0 %	79.2 %
Asset 7	Senior	07/22	52.7	52.4	51.9	S+2.78%	S+4.25%	3.0	GA	Multifamily	74.5 %	68.2 %
Asset 8	Senior	06/21	52.2	47.0	46.9	S+4.38%	S+4.75%	3.0	GA	Office	68.0 %	69.4 %
Asset 9	Senior	09/21	51.6	45.6	45.5	S+3.23%	S+3.72%	3.0	CA	Office	62.4 %	66.1 %
Asset 10	Senior	04/22	48.7	46.9	46.5	S+3.23%	S+3.78%	3.0	TX	Multifamily	74.4 %	64.0 %
Asset 11	Senior	03/22	46.9	46.9	46.7	S+3.25%	S+3.64%	3.0	MA	Industrial	67.3 %	60.8 %
Asset 12	Senior	07/21	46.4	46.4	46.3	S+3.72%	S+4.19%	3.0	CT	Office	68.3 %	63.5 %
Asset 13	Senior	08/21	45.8	45.4	45.4	S+3.21%	S+3.53%	3.0	TX	Multifamily	77.8 %	75.2 %
Asset 14	Senior	02/22	42.4	42.4	42.2	S+3.05%	S+3.40%	3.0	NJ	Industrial	75.0 %	59.5 %
Asset 15	Senior	09/21	40.2	40.2	40.2	S+5.00%	S+5.12%	3.0	MN	Hotel	68.4 %	57.8 %
Assets 16-38	Various	Various	$536.6	$506.0	$504.2	S+3.68%	S+4.17%	3.1	Various	Various	66.3 %	62.9 %
Allowance for Credit Losses					$ (163.5)							
Total/Weighted Average* **			**$1,450.3**	**$1,393.1**	**$1,225.9**	**S+3.59%**	**S+3.91%**	**3.0**			**69.5 %**	**66.1 %**

* Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans

** All-in yield at origination includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent. Weighted average yield excludes fixed rate loans

*** Includes maximum commitments and outstanding balances related to other investments of $20.4 million and $12.7 million, respectively

19

Average Balances and Yields/Cost of Funds 20 Quarter Ended June 30, 2026 ($ in thousands) Average Balance* Interest Income/Expense Net Yield/Cost of Funds Interest-earning assets Loans held-for-investment Senior loans** $1,436,872 $21,413 6.0 % Total loan interest income/net asset yield $1,436,872 $21,413 6.0 % Other - Interest on cash and cash equivalents $415 Total interest income $21,828 Interest-bearing liabilities Borrowings collateralized by: Loans held-for-investment Senior loans $909,687 $16,349 7.2 % Real estate owned 37,377 697 7.5 % Total interest expense/cost of funds $947,064 $17,046 7.2 % Net interest income/spread $4,782 (1.2) % * Average balance represents average amortized cost on loans held-for-investment ** Average balance includes outstanding balances related to other investments of $12.7 million

Condensed Consolidated Balance Sheets 21 GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data) June 30, 2026 December 31, 2025 ASSETS (unaudited) Loans held-for-investment $ 1,389,380 $ 1,683,644 Allowance for credit losses (163,484) (145,912) Loans held-for-investment, net 1,225,896 1,537,732 Cash and cash equivalents 58,478 65,958 Restricted cash 48,994 14,108 Real estate owned, held-for-investment, net 29,984 92,039 Real estate owned assets, held-for-sale 62,151 — Accrued interest receivable 5,465 7,594 Other assets 31,786 37,793 Total Assets $ 1,462,754 $ 1,755,224 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Repurchase facilities $ 313,721 439,173 Securitized debt obligations 521,646 643,528 Secured credit facility 71,774 71,774 Mortgage loan payable 17,594 17,546 Loan participations sold 28,301 — Dividends payable 6,172 6,164 Real estate owned liabilities, held-for-sale 7,251 — Other liabilities 15,898 24,227 Total Liabilities $ 982,357 $ 1,202,412 Stockholders’ Equity 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share 82 82 Common Stock, par value $0.01 per share; 450,000,000 shares authorized, and 48,198,166 shares and 47,563,643 issued and outstanding, respectively 482 476 Additional paid-in capital 1,196,075 1,195,279 Cumulative earnings (241,543) (180,708) Cumulative distributions to stockholders (474,824) (462,442) Total Granite Point Mortgage Trust Inc. Stockholders’ Equity 480,272 552,687 Non-controlling interests 125 125 Total Equity 480,397 552,812 Total Liabilities and Stockholders’ Equity $ 1,462,754 $ 1,755,224

Condensed Consolidated Statements of Comprehensive (Loss) Income 22  GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (in thousands, except share data) (unaudited) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Interest income: Loans held-for-investment $ 21,413 $ 33,024 $ 47,034 $ 67,351 Cash and cash equivalents 415 779 837 1,596 Total interest income 21,828 33,803 47,871 68,947 Interest expense: Repurchase facilities 5,330 10,590 12,127 22,475 Securitized debt obligations 8,173 12,604 17,285 25,284 Secured credit facility 1,802 2,564 3,591 5,103 Mortgage loan payable 329 — 656 — Loan participations sold 1,412 — 1,412 — Total interest expense 17,046 25,758 35,071 52,862 Net interest income 4,782 8,045 12,800 16,085 Other income (loss): Revenue from real estate owned operations 3,487 3,753 6,707 6,847 Provision for credit losses (46,981) (10,984) (46,765) (14,754) Gain (loss) on sale of real estate owned — 301 — 301 Realized (loss) gain on sale — — (18) — Total other (loss) (43,494) (6,930) (40,076) (7,606) Expenses: Compensation and benefits 4,315 5,718 8,760 11,489 Servicing expenses 756 817 1,499 1,848 Impairment loss on real estate owned 6,079 — 6,079 — Expenses from real estate owned operations 5,273 5,227 11,033 9,731 Other operating expenses 3,183 2,717 6,098 5,720 Total expenses 19,606 14,479 33,469 28,788 (Loss) income before income taxes (58,318) (13,364) (60,745) (20,309) Provision for (benefit from) income taxes 91 (1) 90 69 Net (loss) income (58,409) (13,363) (60,835) (20,378) Dividends on preferred stock 3,600 3,601 7,201 7,201 Net (loss) income attributable to common stockholders $ (62,009) $ (16,964) $ (68,036) $ (27,579) Basic (loss) earnings per weighted average common share $ (1.29) $ (0.35) $ (1.42) $ (0.57) Diluted (loss) earnings per weighted average common share $ (1.29) $ (0.35) $ (1.42) $ (0.57) Dividends declared per common share $ 0.05 $ 0.05 $ 0.10 $ 0.10 Weighted average number of shares of common stock outstanding: Basic 47,999,208 48,030,130 47,837,359 48,347,634 Diluted 47,999,208 48,030,130 47,837,359 48,347,634 Net (loss) income attributable to common stockholders $ (62,009) $ (16,964) $ (68,036) $ (27,579) Comprehensive (loss) income $ (62,009) $ (16,964) $ (68,036) $ (27,579)

Quarterly Per Share Calculations

RECONCILIATION OF GAAP TO NON-GAAP MEASURES					
($ in millions, except per share data) (unaudited)	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
GAAP Net (loss) income Attributable to Common Stockholders	**$ (17.0)**	**$ (0.6)**	**$ (27.4)**	**$ (6.0)**	**$ (62.0)**
Adjustments:					
Provision for (Benefit from) Credit Losses	$ 11.0	$ (1.6)	$ 14.4	$ (0.2)	$ 47.0
Non-Cash Equity Compensation	$ 2.2	$ 0.9	$ 1.0	$ 0.9	$ 1.1
Depreciation and Amortization Expense on Real Estate Owned	$ 2.1	$ 2.2	$ 2.1	$ 2.0	$ 2.0
Impairment Loss on Real Estate Owned	$ —	$ —	$ 6.8	$ —	$ 6.1
(Gain) Loss on Real Estate Owned	$ (0.3)	$ —	$ —	$ —	$ —
Amortization of Deferred Debt Issuance Costs on Participations Sold	$ —	$ —	$ —	$ —	$ 0.9
Distributable Earnings (Loss) Before Realized Gains and Losses*	**$ (2.0)**	**$ 0.9**	**$ (3.0)**	**$ (3.3)**	**$ (4.9)**
Write-offs	$ (36.1)	$ (19.8)	$ —	$ —	$ (29.7)
Recoveries of Previous Write-offs	$ —	$ —	$ 0.4	$ 0.3	$ —
Gain (Loss) on Sale of Real Estate Owned	$ 0.3	$ —	$ —	$ —	$ —
Accumulated Depreciation and Amortization on REO Sale	$ (7.6)	$ —	$ —	$ —	$ —
Discount on Participations Sold	$ —	$ —	$ —	$ —	$ (3.1)
Distributable Earnings (Loss)*	**$ (45.3)**	**$ (18.9)**	**$ (2.7)**	**$ (3.0)**	**$ (37.7)**
Basic Wtd. Avg. Common Shares	48,030,130	47,394,519	47,406,719	47,673,711	47,999,208
Distributable Earnings (Loss) Before Realized Gains and Losses* per Basic Wtd. Avg. Common Share	**$ (0.04)**	**$ 0.02**	**$ (0.06)**	**$ (0.07)**	**$ (0.10)**
Distributable Earnings (Loss)* per Basic Wtd. Avg. Common Share	**$ (0.94)**	**$ (0.40)**	**$ (0.06)**	**$ (0.06)**	**$ (0.79)**

GAAP BOOK VALUE PER SHARE					
($ in millions, except per share data) (unaudited)	06/30/2025	09/30/2025	12/31/2025	03/31/2026	06/30/2026
Total Equity	**$ 584.3**	**$ 582.1**	**$ 552.8**	**$ 543.9**	**$ 480.4**
Series A Preferred Stock (Liquidation Preference $25.00 per Share)	$ 205.7	$ 205.7	$ 205.7	$ 205.7	$ 205.7
Non-controlling Interest	$ 0.1	$ 0.1	$ 0.1	$ 0.1	$ 0.1
Common Stockholders' Equity	$ 378.5	$ 376.3	$ 347.0	$ 338.0	$ 274.6
Common Shares Outstanding	47,394,519	47,394,519	47,563,643	47,919,625	48,198,166
Book Value per Common Share Outstanding	**$ 7.99**	**$ 7.94**	**$ 7.29**	**$ 7.05**	**$ 5.70**

* Distributable Earnings (Loss) Before Realized Gains and Losses and Distributable Earnings (Loss) are non-GAAP measures. See definitions in this appendix
Due to rounding, figures may not result in the totals presented

23

($ in thousands) 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 ASSETS Loans Held-for-Investment $ 1,823,279 $ 1,713,583 $ 1,683,644 $ 1,510,097 $ 1,389,380 Allowance for credit losses (151,968) (130,908) (145,912) (147,298) (163,484) Carrying Value $ 1,671,311 $ 1,582,675 $ 1,537,732 $ 1,362,799 $ 1,225,896 LIABILITIES Other liabilities impact* $ 3,104 $ 2,735 $ 2,517 $ 1,215 $ 2,350 Total allowance for credit losses $ (155,072) $ (133,643) $ (148,429) $ (148,513) $ (165,834) Financial Statements Impact of CECL Reserves 24 ▪ Total allowance for credit losses of $(165.8) million, of which $2.4 million is related to future funding obligations and recorded in other liabilities ▪ Loans reported on the balance sheet are net of the allowance for credit losses ($ in thousands) Q2 2026 Change in allowance for credit losses: Loans held-for-investments $ (16,186) Other liabilities* $ (1,135) Total change in allowance for credit losses $ (17,321) * Represents estimated allowance for credit losses on unfunded loan commitments

▪ Beginning with our Annual Report on Form 10-K for the year ended December 31, 2025, and for all subsequent reporting periods ending on or after December 31, 2025, we have elected to present Distributable Earnings (Loss), a non-GAAP measure, as a supplemental method of evaluating our operating performance. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income to stockholders, subject to certain distribution requirements. Distributable Earnings (Loss) is intended to over time serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings (Loss) is considered a key indicator of our ability to generate sufficient income to pay dividends on our common stock, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings (Loss) on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business. ▪ For reporting purposes, we define Distributable Earnings (Loss) as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income (loss) for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income (loss) for such period); and (iv) certain non-cash items and one- time expenses. Distributable Earnings (Loss) may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings (Loss) only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments. ▪ While Distributable Earnings (Loss) excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings (Loss) if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings (Loss) will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. Distributable Earnings (Loss) 25

▪ During the quarter ended June 30, 2026, we recorded a provision for credit losses of $(47.0) million, which has been excluded from Distributable Earnings (Loss), consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced on the previous slide. During the quarter ended June  30, 2026, we recorded $2.0 million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable Earnings (Loss) consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above. ▪ Distributable Earnings (Loss) does not represent Net (loss) income attributable to common stockholders or cash flow from operating activities and should not be considered as an alternative to GAAP Net (loss) income attributable to common stockholders, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings (Loss) may not be comparable to the Distributable Earnings (Loss) reported by other companies. ▪ We believe it is useful to our stockholders to present Distributable Earnings (Loss) Before Realized Gains and Losses, a non-GAAP measure, to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers. Distributable Earnings (Loss) (cont’d) 26

Other Definitions 27 Realized Loan Portfolio Yield ▪ Provided for illustrative purposes only. Calculations of realized loan portfolio yield are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications Fundings ▪ Increases in a loan’s principal balance, including new originations, fundings on loan commitments, upsizings, capitalized deferred interest, paid-in-kind (PIK) interest and short-sales with loan assumptions Net (loss) Attributable to Common Stockholders ▪ GAAP net (loss) attributable to our common stockholders after deducting dividends attributable to our cumulative redeemable preferred stock Initial LTV at Origination ▪ The initial loan amount (plus any financing that is pari passu with or senior to such loan) divided by the as is appraised value (as determined in conformance with USPAP) as of the date the loan was originated set forth in the original appraisal Stabilized LTV at Origination ▪ The fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies Non-MTM ▪ Non-mark-to-market Original Term (Years) ▪ The term of the loan through the initial maturity date at origination. Does not include any extension options and has not been updated to reflect any subsequent extensions or modifications, if applicable Recourse Leverage Ratio ▪ Borrowings outstanding on repurchase facilities and secured credit facility, less cash, divided by total stockholders’ equity REO ▪ Real estate owned Repayments ▪ Reductions in a loan’s principal balance, including full loan repayments, partial loan repayments, principal amortization, cost- recovery for non-accrual loans and capitalized deferred interest repayments

Other Definitions (cont’d) 28 Resolutions ▪ Reductions in a loan’s principal balance, including discounted payoffs, loan sales related to collateral dependent loans, REO conversions and write-offs Senior Loans ▪ A loan primarily secured by a first priority lien on commercial real property and related personal property and also includes, when applicable, any companion subordinate loans Total Leverage Ratio ▪ Borrowings outstanding on repurchase facilities, secured credit facility, mortgage loan payable, loan participations sold and CLOs, less cash, divided by total stockholders’ equity Write-offs ▪ The portion of the unpaid principal balance of a loan that the Company charges off. Write-offs typical occur with loan resolutions but may occur should a loan that is not collateral dependent be modified with an agreed on unpaid principal balance reduction

Company Information 29 Granite Point Mortgage Trust Inc. is an internally-managed real estate finance company that focuses primarily on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point was incorporated in Maryland on April 7, 2017, and has elected to be treated as a real estate investment trust for U.S. federal income tax purposes. For more information regarding Granite Point, visit www.gpmtreit.com Contact Information: Corporate Headquarters: 1114 Avenue of the Americas, Suite 3020 New York, NY 10036 212-364-5500 New York Stock Exchange: Symbol: GPMT Investor Relations: Chris Petta Head of Investor Relations 212-364-5500 Investors@gpmtreit.com Transfer Agent: Equiniti Trust Company P.0. Box 64856 St. Paul, MN 55164-0856 800-468-9716 www.shareowneronline.com Citizens Chris Muller (212) 906-3559 Keefe, Bruyette & Woods Jade Rahmani (212) 887-3882 Raymond James Gabe Poggi (571) 227-9641 UBS Marissa Lobo (212) 713-3922 Analyst Coverage:* *No report of any analyst is incorporated by reference herein and any such report represents the sole views of such analyst